Exhibit 99.1
Granite Ridge Resources, Inc. Reports Third Quarter 2026 Results and Declares Quarterly Cash Dividend
Dallas, Texas, November 5, 2026 – Granite Ridge Resources, Inc. (“Granite Ridge” or the “Company”) (NYSE: GRNT) today reported financial and operating results for the third quarter of 2026.
Third Quarter 2026 Highlights
•Grew daily production 9% to 34,641 barrels of oil equivalent (“Boe”) per day (55% oil), from 31,925 Boe per day for the third quarter of 2025.
•Reported net loss of $10.1 million, or $0.08 net loss per share, versus net income of $14.5 million, or $0.11 net income per diluted share, for the prior year period. Adjusted Net Income (non-GAAP) totaled $22.6 million, or $0.17 Adjusted Earnings Per Diluted Share (non-GAAP).
•Generated $107.3 million of Adjusted EBITDAX (non-GAAP).
•Invested $90.8 million in drilling and completions capital expenditures and $19.0 million in acquisition capital to capture high quality drilling opportunities.
•Placed 9.2 net wells online.
•Paid dividend of $0.11 per share of common stock.
•Net Debt to Trailing Twelve Months Adjusted EBITDAX (non-GAAP) of 1.3x.
•Subsequent to quarter end, the Company’s Board of Directors declared a regular quarterly dividend of $0.11 per share payable on December 14, 2026 to shareholders of record as of November 27, 2026. Future declarations of dividends are subject to approval by the Board of Directors.
•On November 4, 2026, the Company’s Board of Directors approved a share repurchase program. The program permits the repurchase of up to $35.0 million of the Company’s common stock through December 31, 2027.
See “Supplemental Non-GAAP Financial Measures” below for descriptions of the above non-GAAP measures as well as a reconciliation of these measures to the associated GAAP (as defined herein) measures.
Tyler Farquharson, President and CEO of Granite Ridge, commented, “Our reported third quarter Adjusted EBITDAX was the highest in our history as a public company, and it gives a clear view of where our business is heading. In 2027, the roll-off of our lower-priced 2026 hedges, anticipated production growth and a higher oil weighting build on that record without relying on today’s oil prices, and at current strip prices we expect adjusted free cash flow to comfortably cover the dividend and grow our business.

“We are also announcing a new partner to our Operated Partnership platform. Arete Creek Resources is a Midland-based operator focused on the Midland Basin. Its team has drilled and produced more than 200 horizontal wells together and has built five prior Permian ventures. Like our flagship partnership, Admiral Permian, Arete Creek sources acreage and near-term development opportunities through its own leasing and relationships, we provide the majority of the capital, and we control what gets drilled and when. Arete Creek spud its first well under our partnership in October, and we expect it to run one rig in 2027.

“Finally, our Board has authorized the repurchase of up to $35 million of our common stock through 2027 giving us another way to return capital to shareholders alongside our dividend.”
Financial Results
Oil and natural gas sales for the third quarter of 2026 were $177.2 million. Net loss was $10.1 million, or $0.08 net loss per share. Excluding non-cash and special items, Adjusted Net Income (non-GAAP) was $22.6 million, or $0.17 per diluted share.
Adjusted EBITDAX (non-GAAP) for the third quarter of 2026 totaled $107.3 million compared to $78.6 million for the third quarter of 2025. Cash flow from operating activities was $87.7 million, including $8.9 million in working capital changes. Operating Cash Flow Before Working Capital Changes (non-GAAP) was $96.6 million and Adjusted Free Cash Flow (non-GAAP) was $13.7 million.

Production Results
Third quarter 2026 oil production volumes totaled 18,957 barrels (“Bbls”) per day, a 17% increase from the third quarter of 2025. Natural gas production for the third quarter of 2026 totaled 94,087 thousand cubic feet of natural gas (“Mcf”) per day, in line with third quarter 2025 production of 94,217 thousand cubic feet of natural gas (“Mcf”) per day. The Company’s daily production for the third quarter of 2026 grew 9% from the third quarter of the prior year to 34,641 Boe per day.
Oil, Natural Gas and Related Product Sales
The Company’s average realized price for oil and natural gas for the third quarter of 2026, excluding the effect of commodity derivatives, was $84.41 per Bbl and $3.46 per Mcf, respectively, compared to $61.62 per Bbl and $2.39 per Mcf realized in the third quarter of 2025.
Operating Costs
Lease operating expenses were $30.1 million in the third quarter of 2026, or $9.43 per Boe, a 17% increase on a per unit basis compared to the third quarter of 2025 as a result of increased saltwater disposal costs due to higher water cuts and flowback operations, and related surface equipment rentals and contract labor. Production and ad valorem taxes were $10.3 million for the quarter, or 6% of oil and natural gas sales. During the quarter, general and administrative expenses totaled $10.2 million, or $3.21 per Boe, inclusive of $1.5 million of non-cash stock-based compensation.
Capital Expenditures and Operational Activity
Capital expenditures for the quarter were $109.9 million comprised of $90.8 million of drilling and completions capital and $19.0 million of property acquisition costs. The Company closed 20 acquisitions primarily in the Permian and Appalachian Basins, adding an aggregate inventory of 8.0 net undeveloped locations.
The table below provides the costs incurred for oil and natural gas producing activities for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Property acquisition costs:
Proved	$1,784	$807	$2,375	$14,148
Unproved	17,253	15,704	43,487	46,794
Exploration costs	4,976	—	10,315	—
Development costs	85,858	64,006	217,285	212,593
Total costs incurred for oil and natural gas properties	$109,871	$80,517	$273,462	$273,535
The Company had 9.2 net wells turned in-line (“TIL”) during the third quarter of 2026, compared to 9.3 net wells TIL in the third quarter of 2025.
The table below provides a summary of gross and net wells completed and TIL for the three and nine months ended September 30, 2026:

	Three Months Ended September 30, 2026		Nine Months Ended September 30, 2026
	Gross	Net	Gross	Net
Permian	29	8.2	91	15.8
Eagle Ford	2	0.4	6	0.4
Bakken	24	0.1	38	0.5
Haynesville	—	—	3	0.1
DJ	—	—	7	0.1
Appalachian	9	0.5	37	0.9
Total	64	9.2	182	17.8
At September 30, 2026, the Company had 190 gross (14.6 net) wells in process.

Liquidity and Capital Resources
As of September 30, 2026, Granite Ridge had $341.3 million of principal debt outstanding on 8.875% senior unsecured notes and $130.0 million of debt outstanding under its senior secured revolving credit agreement (as amended, the “Credit Agreement”). The Company had $287.4 million of liquidity, consisting of $244.7 million of committed borrowing availability under the Credit Agreement and $42.7 million of cash on hand.
Share Repurchase Program
On November 4, 2026, the Company’s Board of Directors approved a share repurchase program. The program permits the repurchase of up to $35.0 million of the Company’s common stock through December 31, 2027. The shares may be repurchased from time to time in open market transactions, privately negotiated transactions, pursuant to trading plans intended to satisfy the requirements of Rule 10b5-1 under the Exchange Act, repurchase agreements structured to comply with Rule 10b-18 under the Exchange Act, or by any combination of such methods. The timing, as well as the number and value of shares repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including the market price of the Company’s common stock, general market and economic conditions, available liquidity, compliance with the Company’s debt and other agreements, applicable legal requirements, and other considerations. The Company is not obligated to purchase any shares under the share repurchase program, and the program may be suspended or discontinued at any time without prior notice.
Commodity Derivatives Update
The Company’s commodity derivatives strategy is intended to manage its exposure to commodity price fluctuations. Please see the table under “Derivatives Information” below for detailed information about Granite Ridge’s current derivatives positions.

2026 Updated Guidance
The following table summarizes the Company’s updated operational and financial guidance for 2026.

2026 Guidance
Annual production (Boe per day)	34,000 - 35,000
Oil as a % of sales volumes	51.5% - 52.5%
Acquisitions ($ in millions)	$45 - $55
Development capital expenditures ($ in millions)	$300 - $330
Total capital expenditures ($ in millions)	$345 - $385
Lease operating expenses (per Boe)	$9.25 - $9.75
Production and ad valorem taxes (as a % of total sales)	6% - 7%
Cash general and administrative expense ($ in millions)	$28 - $30
Conference Call
Granite Ridge will host a conference call on November 6, 2026, at 10:00 a.m. CT (11:00 a.m. ET) to discuss its third quarter 2026 results. A Q&A session for security analysts will immediately follow the discussion.

The details are as follows:

When:	Friday, November 6, 2026, at 10:00 a.m. CT
Where:	https://ir.graniteridge.com
Webcast:	To access the live webcast, please click the website link
Dial-in / Q&A Participation:
1.Click on the call link and complete the online registration form.
2.Upon registering you will receive the dial-in info and a unique PIN to join the call as well as an email confirmation with the details.
3.Select method for joining the call:
a.Dial-in: A dial-in number and unique PIN will be displayed to connect directly from your phone.
b.Call Me: Enter your phone number and click “Call Me” for an immediate callback from the system. The call will come from a US number.

Upcoming Investor Events
Granite Ridge management will be participating in the following upcoming investor events:
•Three Part Advisors Southwest IDEAS Conference (Dallas, TX) - November 18, 2026
•Stephens Annual Investment Conference (Nashville, TN) - November 19, 2026
•Capital One Energy Conference (New Orleans, LA) - December 1, 2026
•Northland Capital Markets Growth Conference (Virtual) - December 16, 2026

Any investor presentations to be used for such events will be posted prior to the respective event on Granite Ridge’s website. Information on Granite Ridge’s website does not constitute a portion of, and is not incorporated by reference into this press release.
About Granite Ridge
Granite Ridge is a scaled energy company which aims to provide shareholders with exposure similar to energy private equity through operated partnerships and traditional non-operated assets. We own assets in six prolific unconventional basins across the United States. We aim to deliver a diversified portfolio with best-in-class full cycle returns by investing in a large number of high-graded deals developed by proven public and private operators. We focus on success as measured by total shareholder returns, which we seek to balance with a low leverage profile. For more information, visit Granite Ridge’s website at www.graniteridge.com.
Forward-Looking Statements and Cautionary Statements
This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release regarding, without limitation, Granite Ridge’s 2026 outlook, financial position, operating and financial performance, business strategy, plans and objectives of management for future operations, industry conditions, indebtedness covenant compliance, capital expenditures, production, cash flows, our intention or ability to pay or increase dividends on our capital stock, and our share repurchase program are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Granite Ridge’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in Granite Ridge’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, changes in current or future commodity prices and interest rates, supply chain disruptions, infrastructure constraints and related factors affecting our properties, ability to acquire additional development opportunities and potential or pending acquisition transactions, as well as the effects of such acquisitions on the Company’s cash position and levels of indebtedness, changes in reserves estimates or the value thereof, operational risks including, but not limited to, the pace of drilling and completions activity on our properties, changes in the markets in which Granite Ridge competes, geopolitical risk and changes in applicable laws, legislation, or regulations, including those relating to environmental matters, cyber-related risks, the fact that reserve estimates depend on many assumptions that may turn out to be inaccurate and that any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of Granite Ridge’s reserves, the outcome of any known and unknown litigation and regulatory proceedings, limited liquidity and trading of Granite Ridge’s securities, acts of war, terrorism or uncertainty regarding the effects and duration of global hostilities, including the Israel-Hamas conflict, the Russia-Ukraine war, the conflict in Iran, continued instability in the Middle East, and any associated armed conflicts or related sanctions which may disrupt commodity prices and create instability in the financial markets, and market conditions and global, regulatory, technical, and economic factors beyond Granite Ridge’s control, including the potential adverse effects of world health events, affecting capital markets, general economic conditions, global supply chains, uncertainties with respect to trade policies (including the imposition of tariffs) and Granite Ridge’s business and operations, increasing regulatory and investor emphasis on, and attention to, environmental, social and governance matters, our ability to establish and maintain effective internal control over financial reporting, and the other risks described under the heading “Item 1A. Risk Factors” in Granite Ridge’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and

Exchange Commission (“SEC”), as updated by any subsequent Quarterly Reports on Form 10-Q that Granite Ridge files with the SEC.
Granite Ridge has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Granite Ridge’s control. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Granite Ridge does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.
Use of Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), this press release contains certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Income, Adjusted Earnings Per Share, Adjusted EBITDAX, Trailing Twelve Months Adjusted EBITDAX, Operating Cash Flow Before Working Capital Changes, Adjusted Free Cash Flow, and Net Debt.
See “Supplemental Non-GAAP Financial Measures” below for a description and reconciliation of each non-GAAP measure presented in this press release to the most directly comparable financial measure calculated in accordance with GAAP.

Granite Ridge Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except par value and share data)	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash	$42,718	$14,846
Revenue receivable	113,709	74,166
Advances to operators	1,980	2,682
Prepaid and other current assets	9,168	2,251
Derivative assets - commodity derivatives	139	13,978
Equity investments	—	10,960
Total current assets	167,714	118,883
Property and equipment:
Oil and gas properties, successful efforts method	2,087,343	1,897,388
Accumulated depletion	(1,001,038)	(857,832)
Total property and equipment, net	1,086,305	1,039,556
Long-term assets:
Derivative assets - commodity derivatives	740	3,743
Other long-term assets	4,736	5,889
Total long-term assets	5,476	9,632
Total assets	$1,259,495	$1,168,071
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$111,958	$76,847
Current portion of long-term debt	35,000	17,500
Derivative liabilities - commodity derivatives	27,959	24
Other liabilities	10,950	810
Total current liabilities	185,867	95,181
Long-term liabilities:
Long-term debt, net	424,327	367,832
Derivative liabilities - commodity derivatives	11,470	—
Asset retirement obligations	11,169	11,968
Deferred tax liability	87,110	87,330
Other long-term payables	213	—
Total long-term liabilities	534,289	467,130
Total liabilities	720,156	562,311
Stockholders' equity:
Common stock, $0.0001 par value, 431,000,000 shares authorized, 137,641,655 and 136,941,978 issued at September 30, 2026 and December 31, 2025, respectively	14	14
Additional paid-in capital	663,406	659,228
Retained earnings (accumulated deficit)	(87,855)	(17,286)
Treasury stock, at cost, 5,692,412 and 5,686,711 shares at September 30, 2026 and December 31, 2025, respectively	(36,226)	(36,196)
Total stockholders' equity	539,339	605,760
Total liabilities and stockholders' equity	$1,259,495	$1,168,071

Granite Ridge Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2026	2025	2026	2025
Revenues:
Oil and natural gas sales	$177,205	$112,671	$454,742	$344,821
Operating costs and expenses:
Lease operating expenses	30,050	23,596	89,690	59,954
Production and ad valorem taxes	10,269	6,551	27,789	21,356
Depletion and accretion expense	64,223	55,947	171,868	157,804
Impairments of long-lived assets	—	—	20,323	—
General and administrative	10,233	6,988	28,464	22,968
Other, net	3,170	—	3,482	(120)
Total operating costs and expenses	117,945	93,082	341,616	261,962
Net operating income	59,260	19,589	113,126	82,859
Other income (expense):
Gain (loss) on derivatives - commodity derivatives	(52,698)	5,224	(111,733)	14,292
Interest expense, net	(11,902)	(6,069)	(33,295)	(16,998)
Gain (loss) on equity investments	—	548	4,452	(15,218)
Other income (loss)	—	—	315	(93)
Total other income (expense)	(64,600)	(297)	(140,261)	(18,017)
Income (loss) before income taxes	(5,340)	19,292	(27,135)	64,842
Income tax expense (benefit)	4,711	4,769	(49)	15,426
Net income (loss)	$(10,051)	$14,523	$(27,086)	$49,416

Net income (loss) per share:
Basic	$(0.08)	$0.11	$(0.21)	$0.38
Diluted	$(0.08)	$0.11	$(0.21)	$0.38
Weighted-average number of shares outstanding:
Basic	130,827	130,472	130,751	130,426
Diluted	130,827	130,506	130,751	130,500

Granite Ridge Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2026	2025
Operating activities:
Net income (loss)	$(27,086)	$49,416
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion and accretion expense	171,868	157,804
Impairments of long-lived assets	20,323	—
Unrealized (gain) loss on derivatives - commodity derivatives	56,248	(11,666)
Stock-based compensation expense	4,178	2,387
Amortization of deferred financing costs and original issue discount	4,011	1,222
(Gain) loss on equity investments	(4,452)	15,218
Deferred income taxes	(220)	15,173
Other	2,939	(266)
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Revenue receivable	(39,543)	(4,978)
Accounts payable and accrued liabilities	11,385	5,797
Prepaid and other current assets	(6,188)	1,814
Other liabilities and long-term payables	8,149	(7)
Net cash provided by operating activities	201,612	231,914
Investing activities:
Capital expenditures for oil and natural gas properties	(205,465)	(233,135)
Acquisition of oil and natural gas properties	(43,465)	(57,048)
Proceeds from sale of equity investments	15,412	4,991
Proceeds from sale of oil and natural gas properties	30,324	175
Refund of advances to operators	2,560	4,230
Deposit on acquisition of oil and natural gas properties	(729)	—
Net cash used in investing activities	(201,363)	(280,787)
Financing activities:
Proceeds from borrowing on credit facilities	165,000	135,000
Repayments of borrowing on credit facilities	(85,000)	(40,000)
Repayments of senior unsecured notes	(8,750)	—
Deferred financing costs	(114)	(450)
Purchase of treasury shares	(30)	(16)
Payment of dividends	(43,483)	(43,248)
Net cash provided by financing activities	27,623	51,286
Net change in cash	27,872	2,413
Cash at beginning of period	14,846	9,419
Cash at end of period	$42,718	$11,832
Supplemental disclosure of non-cash investing activities:
Change in accrued capital expenditures included in accounts payable and accrued liabilities	$9,748	$(13,575)
Advances to operators applied to development of oil and natural gas properties	$146,687	$115,868

Granite Ridge Resources, Inc.
Summary Production and Price Data
The following table sets forth summary information concerning production and operating data for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net Sales (in thousands):
Oil sales	$147,219	$91,960	$390,339	$273,269
Natural gas and related product sales	29,986	20,711	64,403	71,552
Total revenues	$177,205	$112,671	$454,742	$344,821

Net Production:
Oil (MBbl)	1,744	1,492	4,710	4,277
Natural gas (MMcf)	8,656	8,668	26,967	24,994
Total (MBoe)(1)	3,187	2,937	9,205	8,443
Average Daily Production:
Oil (Bbl)	18,957	16,222	17,253	15,666
Natural gas (Mcf)	94,087	94,217	98,780	91,554
Total (Boe)(1)	34,641	31,925	33,718	30,925

Average Sales Prices:
Oil (per Bbl)	$84.41	$61.62	$82.87	$63.89
Effect of gain (loss) on settled oil derivatives on average price (per Bbl)	(9.15)	0.02	(10.50)	0.16
Oil net of settled oil derivatives (per Bbl)(2)	$75.26	$61.64	$72.37	$64.05

Natural gas sales (per Mcf)	$3.46	$2.39	$2.39	$2.86
Effect of gain (loss) on settled natural gas derivatives on average price (per Mcf)	(0.57)	0.20	(0.22)	0.08
Natural gas sales net of settled natural gas derivatives (per Mcf)(2)	$2.89	$2.59	$2.17	$2.94

Realized price on a Boe basis excluding settled commodity derivatives	$55.60	$38.36	$49.40	$40.84
Effect of gain (loss) on settled commodity derivatives on average price (per Boe)	(6.56)	0.60	(6.03)	0.31
Realized price on a Boe basis including settled commodity derivatives(2)	$49.04	$38.96	$43.37	$41.15

Operating Expenses (in thousands):
Lease operating expenses	$30,050	$23,596	$89,690	$59,954
Production and ad valorem taxes	10,269	6,551	27,789	21,356
Depletion and accretion expense	64,223	55,947	171,868	157,804
General and administrative	10,233	6,988	28,464	22,968
Costs and Expenses (per Boe):
Lease operating expenses	$9.43	$8.03	$9.74	$7.10
Production and ad valorem taxes	3.22	2.23	3.02	2.53
Depletion and accretion	20.15	19.05	18.67	18.69
General and administrative	3.21	2.38	3.09	2.72

Net Producing Wells at Period-End:	227.98	235.27	227.98	235.27
(1)Natural gas is converted to Boe using the ratio of one barrel of oil to six Mcf of natural gas.
(2)The presentation of realized prices including settled commodity derivatives is a result of including the net cash receipts from (payments on) commodity derivatives to realized pricing. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

Granite Ridge Resources, Inc.
Derivatives Information
The table below provides data associated with the Company’s derivatives at November 5, 2026, for the periods indicated:

	Q4 2026	2027	2028
Collars (oil)
Volume (Bbl)	1,048,709	2,605,728	512,487
Weighted-average floor price ($/Bbl)	$62.82	$60.10	$59.58
Weighted-average ceiling price ($/Bbl)	$76.33	$83.85	$79.71
Swaps (oil)
Volume (Bbl)	53,974	452,936	—
Weighted-average price ($/Bbl)	$60.24	$60.21	$—
Swaps (oil WTI / Brent CMA Diff)
Volume (Bbl)	318,367	—	—
Weighted-average price ($/Bbl)	$(5.51)	$—	$—
Collars (natural gas)
Volume (Mcf)	4,342,750	7,237,926	3,326,063
Weighted-average floor price ($/Mcf)	$3.59	$3.78	$3.53
Weighted-average ceiling price ($/Mcf)	$4.45	$4.94	$4.98
Swaps (natural gas)
Volume (Mcf)	1,222,218	9,592,257	—
Weighted-average price ($/Mcf)	$3.73	$3.58	$—
Swaps (natural gas Waha Basis)
Volume (Mcf)	2,300,200	5,990,056	841,893
Weighted-average price ($/Mcf)	$(1.60)	$(1.40)	$(1.73)

Granite Ridge Resources, Inc.
Supplemental Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. However, the Company believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and the results of prior periods. In addition, the Company believes these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.
Reconciliation of Net Income (Loss) to Adjusted EBITDAX
Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.
The Company defines Adjusted EBITDAX as net income (loss) before depletion and accretion expense, unrealized (gain) loss on derivatives – commodity derivatives, interest expense, net, non-cash stock-based compensation, income tax expense (benefit), impairment of unproved properties, impairments of long-lived assets, (gain) loss on equity investments, and other, net. Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP.
The Company’s Adjusted EBITDAX measure provides additional information that may be used to better understand the Company’s operations. Adjusted EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered in isolation or as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements. For example, Adjusted EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis.
The following table provides a reconciliation of the GAAP measure of net income (loss) to Adjusted EBITDAX for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Net income (loss)	$(10,051)	$14,523	$(27,086)	$49,416
Interest expense, net	11,902	6,069	33,295	16,998
Income tax expense (benefit)	4,711	4,769	(49)	15,426
Other, net	3,170	—	3,482	(120)
Depletion and accretion expense	64,223	55,947	171,868	157,804
Non-cash stock-based compensation	1,530	1,339	4,178	2,387
Impairments of long-lived assets	—	—	20,323	—
Unrealized (gain) loss on derivatives - commodity derivatives	31,788	(3,456)	56,248	(11,666)
(Gain) loss on equity investments	—	(548)	(4,452)	15,218
Adjusted EBITDAX	$107,273	$78,643	$257,807	$245,463
The Company defines Trailing Twelve Months Adjusted EBITDAX as the accumulation of the prior twelve months Adjusted EBITDAX. Adjusted EBITDAX for each of the quarters ended December 31, 2025, March 31, 2026, and June 30, 2026 were previously reported in an earnings release relating to the applicable quarter, and the reconciliation of net income to Adjusted EBITDAX for each quarter is included in the applicable earnings release.

The following table provides a reconciliation of the GAAP measure of net income to Trailing Twelve Months Adjusted EBITDAX for the period indicated:

Trailing Twelve Months Ended September 30,
(in thousands)	2026
Net loss	$(52,149)
Interest expense, net	41,797
Income tax expense	(7,714)
Other, net	3,667
Depletion and accretion expense	229,765
Non-cash stock-based compensation	5,547
Impairments of long-lived assets	64,977
Unrealized loss on derivatives - commodity derivatives	45,252
(Gain) loss on equity investments	(3,837)
Trailing Twelve Months Adjusted EBITDAX	$327,305
Reconciliation of Debt to Net Debt
The Company provides Net Debt, which is a non-GAAP financial measure. The Company defines Net Debt as current portion of long-term debt, plus long-term debt, net, less cash as of the balance sheet date. The Company’s Net Debt to Trailing Twelve Months Adjusted EBITDAX provides investors with insight into the Company’s leverage as of the measurement date.
The following table provides a reconciliation from the GAAP measure of Debt to Net Debt and Net Debt to Trailing Twelve Months Adjusted EBITDAX ratio:

September 30,
(in thousands except for ratio)	2026
Current portion of long-term debt	$35,000
Long-term debt, net	424,327
Cash	(42,718)
Net Debt	$416,609

Net Debt to Trailing Twelve Months Adjusted EBITDAX Ratio	1.3
Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Earnings Per Share
The Company provides Adjusted Net Income and Adjusted Earnings Per Share, which are non-GAAP financial measures. Adjusted Net Income and Adjusted Earnings Per Share represent earnings and diluted earnings (loss) per share determined under GAAP without regard to certain non-cash and nonrecurring items. The Company defines Adjusted Net Income as net income as determined under GAAP excluding impairments of long-lived assets, unrealized (gain) loss on derivatives - commodity derivatives, (gain) loss on equity investments, certain nonrecurring general and administrative expenses, recognition of valuation allowance, (gain) loss on disposal of oil and gas properties, and tax impact on above adjustments.
The Company defines Adjusted Earnings Per Share as Adjusted Net Income divided by weighted average number of diluted shares of common stock outstanding.
The Company believes these measures provide useful information to analysts and investors for analysis of its operating results on a recurring, comparable basis from period to period. Adjusted Net Income and Adjusted Earnings Per Share should not be considered in isolation or as a substitute for earnings or diluted earnings per share as determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.

The following table provides a reconciliation from the GAAP measure of net income (loss) to Adjusted Net Income, both in total and on a per diluted share basis, for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share data)	2026	2025	2026	2025
Net income (loss)	$(10,051)	$14,523	$(27,086)	$49,416
Impairments of long-lived assets	—	—	20,323	—
Unrealized (gain) loss on derivatives - commodity derivatives	31,788	(3,456)	56,248	(11,666)
(Gain) loss on equity investments	—	(548)	(4,452)	15,218
Nonrecurring general and administrative expenses - severance costs	—	25	—	1,757
Nonrecurring general and administrative expenses - capital markets transaction costs	—	400	—	1,512
Recognition of valuation allowance	5,486	—	5,486	—
Loss on disposal of oil and natural gas properties	3,143	—	3,143	—
Tax impact on above adjustments (a)	(7,720)	808	(16,633)	(1,542)
Adjusted Net Income	$22,646	$11,752	$37,029	$54,695

Earnings (loss) per diluted share - as reported	$(0.08)	$0.11	$(0.21)	$0.38
Impairments of long-lived assets	—	—	0.16	—
Unrealized (gain) loss on derivatives - commodity derivatives	0.24	(0.03)	0.43	(0.09)
(Gain) loss on equity investments	—	—	(0.03)	0.12
Nonrecurring general and administrative expenses - severance costs	—	—	—	0.01
Nonrecurring general and administrative expenses - capital markets transaction costs	—	—	—	0.01
Recognition of valuation allowance	0.04	—	0.04	—
Loss on disposal of oil and natural gas properties	0.02	—	0.02	—
Tax impact on above adjustments (a)	(0.05)	0.01	(0.13)	(0.01)
Adjusted Earnings Per Diluted Share	$0.17	$0.09	$0.28	$0.42
Adjusted earnings per share:
Basic earnings	$0.17	$0.09	$0.28	$0.42
Diluted earnings	$0.17	$0.09	$0.28	$0.42
(a) Estimated using statutory tax rate in effect for the period.
Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow Before Working Capital Changes and to Adjusted Free Cash Flow
The Company provides Operating Cash Flow (“OCF”) Before Working Capital Changes, which is a non-GAAP financial measure. The Company defines OCF Before Working Capital Changes as net cash provided by operating activities as determined under GAAP excluding changes in operating assets and liabilities such as: changes in cash due to changes in operating assets and liabilities, revenue receivable, accounts payable and accrued liabilities, prepaid and other current assets, and other liabilities and long-term payables. The Company believes OCF Before Working Capital Changes is useful information to analysts and investors by presenting the Company’s ability to generate capital with its operations.

Additionally, the Company provides Adjusted Free Cash Flow, which is a non-GAAP financial measure. The Company defines Adjusted Free Cash Flow as OCF Before Working Capital Changes minus capital expenditures for oil and natural gas properties. The Company believes that Adjusted Free Cash Flow is useful to investors as it provides measures to compare cash from operating activities and capital expenditures for oil and natural gas properties across periods on a consistent basis. Adjusted Free Cash Flow does not represent the total increase or decrease in our cash balance, and it should not be inferred that the entire amount of Adjusted Free Cash Flow is available for dividends, acquisitions or other growth opportunities, share repurchases, or other discretionary expenditures, since the Company has mandatory debt service requirements and other non-discretionary expenditures that are not deducted from this measure.

This non-GAAP measure should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance.
The following table provides a reconciliation from the GAAP measure of net cash provided by operating activities to OCF Before Working Capital Changes and to Adjusted Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Net cash provided by operating activities	$87,684	$77,780	$201,612	$231,914
Changes in cash due to changes in operating assets and liabilities:
Revenue receivable	12,753	(1,978)	39,543	4,978
Accounts payable and accrued liabilities	(4,804)	(2,595)	(11,385)	(5,797)
Prepaid and other current assets	3,599	(199)	6,188	(1,814)
Other liabilities and long-term payables	(2,661)	109	(8,149)	7
Operating Cash Flow Before Working Capital Changes	96,571	73,117	227,809	229,288
Less: capital expenditures for oil and natural gas properties	(82,872)	(68,602)	(205,465)	(233,135)
Adjusted Free Cash Flow	$13,699	$4,515	$22,344	$(3,847)